                                                                                                                  Exhibit 21

                                               SOUTH JERSEY INDUSTRIES, INC.
                                                 SUBSIDIARIES OF REGISTRANT
                                                  AS OF DECEMBER 31, 2001



                                                   Percentage of
                                                   Voting Securities                                State of
                                                   Owned by Parent          Relationship            Incorporation
                                                   --------------------------------------------------------------------------

South Jersey Industries, Inc.                      Registrant               Parent                  New Jersey

South Jersey Gas Company  (4)                      99.28                    (1)                     New Jersey

Marina Energy LLC (4)                              100                      (1)                     New Jersey

South Jersey Energy Company (4)                    100                      (1)                     New Jersey

South Jersey Resources Group, LLC (4)              100                      (1)                     Delaware

SJ EnerTrade, Inc. (4)                             100                      (2)                     New Jersey

Energy & Minerals, Inc.  (4)                       100                      (1)                     New Jersey

R&T Group, Inc.  (4)                               100                      (1)                     New Jersey

South Jersey Fuel, Inc.  (4)                       100                      (3)                     New Jersey




(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of South Jersey Energy Company
(3)  Subsidiary of Energy & Minerals, Inc.
(4)  Subsidiary included in financial statements
